UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2017 (January 3, 2017)

ADDUS HOMECARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34504	20-5340172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Warrenville Rd., Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

(630) 296-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 3, 2017, Addus HealthCare, Inc. (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), entered into an Employment and Non-Competition Agreement with W. Bradley Bickham (the “Employment Agreement”) effective January 16, 2017 (the “Effective Date”).

Pursuant to the Employment Agreement, Addus HealthCare will employ Mr. Bickham as its Executive Vice President and Chief Operating Officer beginning on the Effective Date. The Employment Agreement has a term of one year commencing on the Effective Date (the “Initial Employment Term”). At the end of the Initial Employment Term, the Employment Agreement will renew for successive one-year terms unless earlier terminated pursuant to the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Bickham is entitled to an annual base salary of $350,000 and, at the discretion of the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors, an annual bonus in an amount equal to up to fifty percent (50%) of his annual base salary depending on the achievement of certain objectives and target levels determined by the Board of Directors and up to seventy-five percent (75%) of the Executive’s annual base salary for performance against established objectives at the maximum levels. Mr. Bickham is also entitled to participate in Addus HealthCare’s health, disability, vacation, tuition reimbursement, and 401(k) plans, with matching contributions by Addus HealthCare of up to 6% of Mr. Bickham’s annual contribution. In addition, Mr. Bickham is entitled to a life insurance policy with a death benefit of up to five times his base salary, although Addus HealthCare is not required to pay more than 3% of Mr. Bickham’s base salary for such insurance policy.

In connection with his employment, on the Effective Date, Mr. Bickham will be granted nonqualified stock options pursuant to the Company’s 2009 Stock Incentive Plan (the “Stock Incentive Plan”) to purchase 50,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The options will vest over a four-year period subject to the terms and conditions set forth in the Stock Incentive Plan and a Nonqualified Stock Option Award Agreement, dated as of the Effective Date, between the Company and Mr. Bickham. The options will be exercisable at the fair market value of the Company’s Common Stock on the date of grant. In addition, on the Effective Date, Mr. Bickham will be granted 10,000 shares of restricted Common Stock. The restricted Common Stock will vest over a four-year period subject to the terms and conditions of the Stock Incentive Plan and a Restricted Stock Award Agreement, dated as of the Effective Date, between the Company and Mr. Bickham.

If Mr. Bickham’s employment is terminated with “Reasonable Cause” (as defined in the Employment Agreement), by reason of his death or disability or by Mr. Bickham without “Good Reason” (as defined in the Employment Agreement), he will be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) any unpaid benefits for the period prior to the date of termination and (iii) in the case of termination by reason of death or disability, eligibility for life or disability insurance benefits contemplated by the Employment Agreement.

If (a) Mr. Bickham’s employment is terminated without Reasonable Cause, by Mr. Bickham for Good Reason, or by the Company as a result of non-renewal, each subject to the conditions set forth in the Employment Agreement, Mr. Bickham will be entitled to receive his “Base Cash Compensation” (as defined in the Employment Agreement) payable in equal installments for twelve months following termination, or (b) if Mr. Bickham’s employment is terminated without Reasonable Cause in connection with a “Change In Control” (as defined in the Employment Agreement), he will be entitled to receive his “Annual Cash Compensation” (as defined in the Employment Agreement) for twelve months following termination, less any other severance amounts received pursuant to the foregoing clause (a). In either case, Mr. Bickham will also be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) a pro rata portion of his bonus, (iii) any unpaid benefits for the period prior to the date of termination and (iv) continuation of all benefits during such period (subject to early termination as provided in the Employment Agreement).

Pursuant to the Employment Agreement, Mr. Bickham has agreed that during the Initial Employment Term and any extension thereof, and for one year following termination, Mr. Bickham will not compete with the business of Addus HealthCare or certain of its affiliates or solicit any business from any customer thereof. The Employment Agreement also prohibits Mr. Bickham from disclosing any confidential information of Addus HealthCare and certain of its affiliates. Mr. Bickham has agreed to assign all inventions developed during the employment period to Addus HealthCare. Mr. Bickham has also agreed not to disparage Addus HealthCare or certain of its affiliates.

This summary is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

W. Bradley Bickham, age 54, was appointed as the Company’s Executive Vice President and Chief Operating Officer, effective January 16, 2017. Mr. Bickham most recently served as Senior Vice President and Chief Legal Officer for United Surgical Partners International (USPI), since September 2014. USPI is one of the nation’s largest ambulatory surgery center operators. Previously, he was Senior Vice President and Chief Legal Officer for, among other companies, Correctional Healthcare Companies and CCS Medical. He was also Senior Vice President and General Counsel for Odyssey Healthcare from June 2003 through its acquisition by Gentiva

Health Services in August 2010. Before joining Odyssey, Mr. Bickham, who obtained his J.D. degree and B.S. degree in Accounting from Louisiana State University, was an Associate with Vinson & Elkins L.L.P. Mr. Bickham practiced public accounting prior to attending law school.

On January 3, 2017, Maxine Hochhauser ceased serving as the Chief Operating Officer (“COO”) of Addus HealthCare.

The information contained in Item 1.01 of this Current Report on Form 8-K and the Press Release attached hereto as Exhibit 99.1 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Employment and Non-Competition Agreement, effective January 16, 2017, by and between Addus HealthCare, Inc. and W. Bradley Bickham

99.1	Press Release dated January 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: January 4, 2017	By:	/s/ Brian Poff
	Name:	Brian Poff
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment and Non-Competition Agreement, effective January 16, 2017, by and between Addus HealthCare, Inc. and W. Bradley Bickham

99.1	Press Release dated January 4, 2017